***Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The information is both not material and is the type that the registrant treats as private or confidential. Confidential information would cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted. ***

LOAN AND SECURITY AGREEMENT

BY AND BETWEEN

WESTLAKE CAPITAL FINANCE, LLC
a California limited liability company

4751 Wilshire Blvd, Suite 100, Los Angeles, California 90010

AS LENDER,

NICHOLAS FINANCIAL, INC.
a Florida corporation

2454 McMullen Booth Rd, Bldg C, Clearwater, Florida 33759

NICHOLAS DATA SERVICES, INC.
a Florida corporation

2454 McMullen Booth Rd, Bldg C, Clearwater, Florida 33759

COLLECTIVELY, AS BORROWER

Loan Facility: $50,000,000

Dated as of January 18, 2023

TABLE OF CONTENTS

Page

1.	GENERAL TERMS.		1
	1.1	Definitions	1
	1.2	Singular and Plural Terms	7
	1.3	Accounting Principles	7
	1.4	Exhibits Incorporated	7
	1.5	References	7
	1.6	Other Terms	7
	1.7	Headings	8
	1.8	Other Documents	8
	1.9	Intention	8
	1.10	Recitals	8

2.	THE LOAN		8
	2.1	Purpose of the Loan and Use of Loan Funds	8
	2.2	Loan Account and Borrowing Base	8
	2.3	The Note	9
	2.4	Method of Payment	9
	2.5	Interest Rate and Loan Payments.	9
	2.6	Full Recourse; Payments	11
	2.7	Loan Closing Fee	11
	2.8	Term of Loan	11
	2.9	Extension of Maturity Date	11
	2.10	Incremental Loans	11

3.	CONDITIONS PRECEDENT.		11
	3.1	Closing	11

4.	COLLATERAL.		13
	4.1	Pledge of Collateral	13
	4.2	Further Assurances	13

5.	SERVICING OF RECEIVABLES.		13
	5.1	Servicer	13
	5.2	Lender's Notification Rights	13
	5.3	Attorney-in-Fact	13

6.	DISBURSEMENT OF LOAN FUNDS.		14
	6.1	Funding Requests	14

7.	REPRESENTATIONS AND WARRANTIES.		14
	7.1	Consideration	14
	7.2	Organization; Ownership; Power; Qualification	14
	7.3	Powers	14
	7.4	Authorization of Loan Documents.	14
	7.5	No Material Adverse Change or Default	14
	7.6	Title to Assets	14
	7.7	Litigation; Adverse Facts	15
	7.8	Disclosure	15
	7.9	Payment of Taxes	15
	7.10	Securities Activities	15

i

	7.11	Government Regulations	15
	7.12	Financial Condition	15
	7.13	Other Loan Documents	15
	7.14	USA Patriot Act Notification	15
	7.15	Accuracy and Completeness of Information	16

8.	COVENANTS OF BORROWER.		16
	8.1	Consideration	16
	8.2	Acknowledgement of Borrowers Regarding Collateral	16
	8.3	Compliance With Applicable Laws	16
	8.4	Books and Records	17
	8.5	Assessments	17
	8.6	Reporting Requirements	17
	8.7	Representations and Warranties	18
	8.8	Trade Names	18
	8.9	Notice of Litigation	18
	8.10	Existence, Properties	18
	8.11	Notice of Default	18
	8.12	Other Information	18
	8.13	Operations	18
	8.14	Financial Covenants	18
	8.15	Rights of Inspection	19
	8.16	Insurance	19

9.	NEGATIVE COVENANTS		21
	9.1	Payments to and Transactions with Affiliates	21
	9.2	Indebtedness	21
	9.3	Guaranties	21
	9.4	Nature of Business	21
	9.5	Negative Pledge	21
	9.6	Ownership	21
	9.7	Amendment to Subordinated Debt	22
	9.8	Asset Sales	22

10.	EVENTS OF DEFAULT AND REMEDIES.		22
	10.1	Events of Default	22
	10.2	Remedies	23
	10.3	Cure Right	24

11.	PARTICIPATIONS.		24
	11.1	Permitted Participants; Effect	24
	11.2	Voting Rights	25
	11.3	Taxes; Indemnification	25

12.	MISCELLANEOUS.		25
	12.1	Assignment.	25
	12.2	Notices	26
	12.3	Inconsistencies With the Loan Documents	26
	12.4	No Waiver	26
	12.5	Incorporation of Preamble; Recitals and Exhibits	26
	12.6	Payment of Expenses	26
	12.7	Indemnification	27
	12.8	Further Assurances	27
	12.9	Titles and Headings	27
	12.10	Brokers	27

ii

	12.11	Change, Discharge, Termination or Waiver	27
	12.12	Choice of Law	27
	12.13	Counterparts	28
	12.14	Time Is of the Essence	28
	12.15	Attorneys' Fees	28
	12.16	Joint and Several Liability	28
	12.17	Dispute Resolution	28

13.	RELEASE OF COLLATERAL		29

14.	EXHIBITS		30

iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT ("Agreement"), is entered into as of the date set forth above, by and between WESTLAKE CAPITAL FINANCE, LLC, a California limited liability company ("Lender"), NICHOLAS FINANCIAL, INC., a Florida corporation, and NICHOLAS DATA SERVICES, INC., a Florida corporation (collectively, “Borrower”). Lender and Borrower, for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows.

RECITALS

A.
Borrower and Wells Fargo Bank, N.A. (“Wells Fargo”) are parties to that certain Loan and Security Agreement, dated as of November 5, 2021, as amended, pursuant to which Wells Fargo extended to Borrower a revolving credit facility (“Existing Loan”).
B.
Borrower has, and expects to have, Receivables (as defined below) which the Borrower intends to finance in its automobile financing businesses.
C.
Borrower has applied to Lender for a revolving line of credit in the initial sum of the Maximum Aggregate Commitment to provide Borrower with funds in connection with the repayment of the Existing Loan and to finance Borrower’s working capital for receivables growth.
D.
Lender is willing to make such Loan upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

1.
GENERAL TERMS.
1.1.
Definitions. As used herein, the following terms shall have the meanings set forth below:

“Adjusted Tangible Net Worth” means Borrower’s Tangible Net Worth minus the sum of (a) Borrower’s aggregate Receivables, which are contractually delinquent by more than one hundred twenty (120) days, and (b) the amount by which the then required minimum allowance for loan losses exceeds Borrower’s actual allowance for loan losses as reported on the most recent financial statements provided to Lender.

“Advance” means each advance of the Loan made by Lender to Borrower pursuant to this Agreement.

“Advance Rate” means 85.00%, less the aggregate of (a) any reduction based on the weighted-average loan-to-value of the Receivables as detailed in Schedule 1 attached hereto and (b) any reduction based upon the Collateral Performance Indicator as detailed in Schedule 2, each as of the end of each month then most recently ended for which monthly reports have been delivered to Lender pursuant to Section 8.6

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least ten percent (10%) of the voting common stock or partnership interest or limited liability company interest, as applicable, of such Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnership interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” means this Loan and Security Agreement, as the same may be amended and supplemented as hereinafter provided.

“Authorization Form” means that certain Signature Authorization Form and Disbursement Instructions of even date herewith executed by Borrower.

“Borrower” means, collectively, Nicholas Financial, Inc., a Florida corporation, and Nicholas Data Services, Inc., a Florida corporation, whose addresses are set forth in Section 12.2 of this Agreement.

“Borrowing Base” means, as of the date of determination, and subject to change from time to time as described below, an amount equal to the sum of the Advance Rate multiplied by the aggregate balance of outstanding Eligible Receivables.

“Borrowing Base Certificate” means a certificate, in form and substance reasonably satisfactory to Lender, delivered to Lender by Borrower in accordance with Section 2.2 and 6.1 setting forth the adjusted Receivables balance for the preceding Calendar Month. An initial form of the Borrowing Base Certificate is attached hereto as Exhibit “C”.

“Business Day” means each day of the year other than Saturdays, Sundays, holidays, and days on which banking institutions are generally authorized or obligated by law or executive order to close.

“Calendar Month” means any one (1) of the twelve (12) calendar months of the year. With respect to any payment or obligation that is due or required to be performed within a specified number of Calendar Months, then such payment or obligation shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that was incurred or commenced on the 29th, 30th or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise become due does not have a numerically corresponding date, such obligation shall become due on the first day of the next succeeding Calendar Month.

“Calendar Quarter” means a period of three (3) consecutive Calendar Months ending upon any of March 31, June 30, September 30 or December 31.

“Change of Control“ means the occurrence of any of the following events: (i) an acquisition of Borrower by another entity or individual by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of Borrower); (ii) the sale of all or substantially all of the assets of Borrower or (iii) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Magnolia Capital, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more, of the stock of Nicholas Financial, Inc., a corporation organized under the law of the Province of British Columbia (“Parent”), having the right to vote for the election of members of the Board of Directors of Parent.

“Chattel Paper” shall have the meaning given in the Uniform Commercial Code as in effect in the state of Borrower’s principal place of business from time to time.

“Closing Conditions” means those certain conditions to the closing of the Loan, as set forth in Section 3.1 below.

“Closing Date” means: (i) in connection with the initial advance of Loan funds in the amount of the Initial Loan Amount to be made by Lender to Borrower as of the date of this Agreement, the Initial Closing Date; and (ii) with respect to any additional advances of Loan funds made by Lender to Borrower in connection with an increase in the Initial Loan Amount up to the Maximum Aggregate Commitment amount, the date on which any such additional advances are funded and all the conditions herein are satisfied.

“Collateral Performance Indicator” means as of the end of each calendar month, the sum of:

(i)
(A) Receivables greater than fifty-nine (59) days contractually past due, divided by (B) total Receivables;
(ii)
(A) Net Charge-Offs for the twelve (12) month period ending on such date divided by (B) average Principal Receivables outstanding during such twelve (12) month period; and
(iii)
(A) Receivables for which there has been a related repossession of collateral, which is not more than sixty (60) days past due on a contractual basis, divided by (B) total Receivables.

“Contracts” mean any motor vehicle installment loan contract or retail installment sales contract (including the security interest in the vehicle financed thereunder and any and all rights to receive payments thereunder) between Borrower and any obligor.

“Commitment Termination Date” means the earlier of: (a) the Maturity Date, or (b) the date on which the commitments are terminated and the Loan becomes due and payable pursuant to Section 10.2.

“Compliance Certificate” means that certain certificate to be delivered by Borrower as provided herein substantially in the form attached hereto as Exhibit "A".

“Day” or “Days” means calendar days unless expressly stated to be Business Days.

“Debt” means, as to any Person, total outstanding liabilities that would appear upon a balance sheet of such Person prepared in accordance with GAAP; provided however, outstanding liabilities shall also include liabilities based upon a consolidation of assets of said Person, which Debt shall be calculated in form and manner consistent with the calculation determined by Lender in connection with the underwriting of the Loan.

“Default” means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Interest Rate” means a rate of interest equal to the rate otherwise applicable hereunder from time to time plus [***]percent ([***]%) per annum.

“Eligible Assignee” means (a) Lender; (b) an Affiliate of Lender; (c) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Reg D of the US Securities & Exchange Commission) which is a Tier 1 capital provider and with an office in the United States approved by the Lender and Borrower in writing (provided, however, that Borrower shall have no right of approval following the occurrence and during the continuance of an Event of Default).

“Eligible Receivables” mean, as of the date of determination, Receivables (net of unearned interest, fees, dealer reserves, holdbacks, discounts, insurance premiums and commissions thereon) which are Chattel Paper, which conform to the warranties set forth in this Agreement, as applicable, in which Lender has a validly perfected first-priority Lien, and which satisfy the requirements set forth in Schedule 4.

“Event of Default” means the occurrence of any of the events listed in Section 10.1 of this Agreement.

“Excess Spread Ratio” means, with respect to any Interest Payment Date and the related Calendar Month, the prior three month average, inclusive of the related Calendar Month, of the product of (i) twelve (12) and (ii) a fraction, (a) the numerator of which is equal to all interest collections related to the Receivables during such Calendar Month, less (1) all servicing fees payable to Servicer related to such Calendar Month, and (2) all interest payable to Lender under this Agreement, less any payments received by Borrower related to any interest rate hedge during the Calendar Month and (b) the denominator of which is equal to the Principal Receivables balance, exclusive of interest and fees, as of the last day of the related Calendar Month.

“Financing Statement” collectively means such UCC–1 financing statements in favor of Lender, as secured party, perfecting Lenders' security interest in the personal property portion of any collateral now owned or hereafter acquired by Borrower and pledged under the terms of this Agreement or any other Loan Documents, which Financing Statement shall be in form and substance satisfactory to Lender, to be filed in the Office of the Secretary of State of Borrower’s principal place of business and in such other offices for recording or filing such statements in such jurisdictions as Lender shall desire to perfect Lenders' security interest or reflect such interest in appropriate public records. Borrower hereby authorizes Lender to file the Financing Statement and such continuation statements as may be required from time to time.

“First Payment Date” means the fifth (5th) day of the first full Calendar Month after the Initial Closing Date or, in Lender’s sole discretion, the fifth day (5th) of the second Calendar Month after the Initial Closing Date.

“GAAP” means generally accepted accounting principles consistently applied throughout the periods covered by the applicable financial statements.

“Governmental Authority” means (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi–governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

“Initial Closing Date” means the date of this Agreement.

“Initial Loan Amount” means the amount not to exceed Forty-Three Million Dollars ($43,000,000).

“Interest Expense” means, for any calendar month, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances, but excluding net payments (less net credits) under interest rate derivatives to the extent such net payments are allocable to such period in accordance with GAAP, in each case whether or not paid in cash during such period.

“Interest Payment Date” means the First Payment Date and the date that is the fifth (5th) day after the first day of each Calendar Month thereafter.

“Interest Rate” shall have the meaning set forth in the Note. The Interest Rate shall be calculated on the basis of a 360–day year and the actual number of days elapsed.

“Lender” or “Lenders” means, as applicable, Westlake Capital Finance, LLC, its successors and assigns under this Agreement.

“Lien” means, with respect to any property, any mortgage or deed of trust, lien, pledge, negative pledge or other agreement not to pledge, hypothecation, assignment, deposit arrangement, charge, claim, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, easement or other encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan” means the revolving line of credit to be made available by Lender to Borrower pursuant to this Agreement.

“Loan Documents” means such documents that Lenders may reasonably require, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto, including without limitation, this Agreement, the Note, each security instrument, the assignment documents, the Financing Statement, and any resolutions for Borrower as required by Lender in its reasonable discretion.

“Loan Term” means the period commencing on the Initial Closing Date and ending on the Maturity Date.

“Magnolia Capital” means any and all of Magnolia Capital Fund, LP, a Delaware limited partnership, and The Magnolia Group, LLC, an Oklahoma limited liability company, and each of their respective Affiliates.

“Materially Adverse Effect” means any materially adverse effect upon (a) the properties, business, assets, liabilities, financial condition, results of operations or assets of a Borrower taken as a whole, or (b) the binding nature, validity, or enforceability of this Agreement, the Note or any other Loan Documents, or (c) the ability of the Borrower to perform the payment obligations or other material obligations under this Agreement or any other Loan Documents, or (d) the value of any collateral or upon the rights, benefits or interests of the Lender in and to the Loan or the rights of the Lender in any collateral; in each case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

“Maturity Date” means: (a) the date on which the Loan becomes due and payable, which date shall be two (2) years from the date first written above; or (b) such other earlier date resulting from the acceleration of all sums due and owing under the Loan, as provided in the Note and the other Loan Documents.

“Maximum Aggregate Commitment” means Fifty Million Dollars ($50,000,000).

“Net Charge-Offs” means Principal Receivable charge offs (including principal and fees with respect thereto) less bad debt recoveries where such charge offs shall occur no later than 120 days of account delinquency.

“Note” means that certain promissory note of even date herewith in the amount of the Maximum Aggregate Commitment amount pursuant to Section 2.3, in substantially the form of Exhibit B attached hereto and made part hereof, evidencing the joint and several obligation of Borrower to repay the Loan, and any and all amendments, renewals, replacements or substitutions therefor.

“Obligation” means all Advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, Borrower arising under any Loan Documents or otherwise with respect to any Loan (including payments in respect of reimbursement of disbursements made under letters of credit, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Organizational Documents” means all documents evidencing and/or relating to the formation of any Person (that is not a natural person) and the continued existence and good standing of any said Person.

“Permitted Indebtedness” means (a) borrowings from Lender hereunder; (b) Subordinated Debt; (c) trade indebtedness in the normal and ordinary course of business for value received; (d) indebtedness and obligations incurred to purchase or lease fixed or capital assets; (e) unsecured Debt in an aggregate amount not to exceed $2,000,000 at any time; and (f) other indebtedness and obligations permitted by Lender pursuant to the terms of Article 8 and Article 9 of this Agreement.

“Permitted Liens” means (a) Liens granted to the Lender herein, (b) Liens existing as of the date hereof and disclosed to the Lender in Schedule 6 attached hereto, (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 10.1(g) of this Agreement, (d) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto have been made in accordance with GAAP, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure purchase money indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Debt that was incurred to acquire the asset purchased or acquired or any refinancing indebtedness in respect thereof, (g) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (h) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, and (i) Liens of the Servicer granted pursuant to any servicing agreement between Borrower and the Servicer.

“Person” means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

“Pledged Assets” means at any time all then outstanding Receivables and the Borrower's right, title and interest in the Collateral, including without limitation, the Contracts related thereto, Related Security all amounts payable to, or for the benefit of, the Borrower under the Contracts, if any, entered into by the Borrower, all rights and claims of the Borrower in and under the Contracts, all books and records related to any of the foregoing, all proceeds of the foregoing, in each case whether now or hereafter existing and all real or personal property related to the Receivables securing all obligations under the Contracts.

“Principal Receivables” means gross Receivables (including discounts), less unearned interest and unearned commissions.

“Receivables” mean any motor vehicle installment loan contract or retail installment sales contract (including the security interest in the vehicle financed thereunder and any and all rights to receive payments thereunder), together with all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing loans made, and/or time sale transactions acquired.

“Related Security” means, with respect to any Receivable: (a) all right, title and interest in and to all Contracts that relate to such Receivable; (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Receivable; and (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

“Senior Debt” means the aggregate consolidated indebtedness (including cash overdrafts, but no unearned discounts) of Borrower other than Subordinated Debt.

“Servicer” means Westlake Portfolio Management, LLC, or any successor servicer approved by Lender in its reasonable discretion.

“SOFR Rate” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Subordinated Debt” means any indebtedness of Borrower for borrowed money which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to Senior Debt, in form, substance and extent acceptable to Lender in its sole discretion.

“Tangible Net Worth” means, at any date, the amount of the capital stock liability of Borrower on a consolidated basis (but excluding the effect of intercompany transactions) plus (or minus in the case of a deficit) its capital surplus and earned surplus minus, to the extent not otherwise excluded, (i) the cost of treasury shares and (ii) the amount equal to the value shown on its books of intangible assets (i.e., goodwill), including the excess paid for assets acquired over their respective book values on the books of the Person from which acquired.

1.2.
Singular and Plural Terms. Any defined term used in the plural in any Loan Documents shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.
1.3.
Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed, and all financial data required to be submitted under any Loan Documents shall be prepared, in conformity with GAAP or such other accounting methods as reasonably approved by Lender in each instance applied on a consistent basis. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Lender shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided further, that until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrower shall provide to Lender a written reconciliation in form and substance reasonably satisfactory to Lender, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean each Borrower and their subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained in the definitions of “Debt,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption requires treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect prior to the adoption thereof, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
1.4.
Exhibits Incorporated. All exhibits to this Agreement, as now existing and as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.
1.5.
References. Any reference to any Loan Documents or other document shall include such document both as originally executed and as it may from time to time be supplemented, modified or amended. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same section in which the reference appears unless a different section is named.
1.6.
Other Terms. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" mean

"including (include) without limitation." The term "or" is not exclusive. The requirement that any party "deliver" any item to another party shall be construed to require that the first party "deliver or cause to be delivered" such item to the second party. The term "any," as a modifier to any noun, shall be construed to mean "any or all" preceding the same noun in the plural. The term "agreement" includes both written and oral agreements. The terms "law" and "laws," unless otherwise modified, mean, collectively, all federal, state and local laws, rules, regulations, codes and administrative and judicial precedents. The terms "herein," "hereunder" and other similar compounds of the word "here" refer to the entire document in which the term appears and not to any particular provision or section of the document. The use of the pronoun "its" shall be deemed to also refer to "his," "hers," "its," or "theirs." This Section 1.6 shall apply to all of the Loan Documents.
1.7.
Headings. Section and section headings are included in the Loan Documents for convenience of reference only and are not part of the Loan Documents for any other purpose.
1.8.
Other Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Documents, this Agreement shall prevail.
1.9.
Intention. The provisions of this Article 1 shall not apply in any instance where a different meaning, construction or reference is clearly intended.
1.10.
Recitals. Borrower has applied to Lender for the Loan for the purposes set forth herein. Lender is willing to make such Loan to Borrower on the terms and subject to the conditions contained in this Agreement and the other Loan Documents.
2.
THE LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower during the term of this Agreement, and so long as there has not occurred an Event of Default, unless otherwise provided for herein, in a total aggregate principal amount not to exceed the Maximum Aggregate Commitment, and Borrower promises to repay such Loan on the terms and conditions set forth below and in the Note, and any other Loan Documents.
2.1.
Purpose of the Loan and Use of Loan Funds. Until the Commitment Termination Date, Borrower may request Lender to make Advances to Borrower and, subject to the terms and conditions of this Agreement, the Lender agrees to lend each requested Advance up to such Lender’s Maximum Aggregate Commitment which Borrower may repay and reborrow from time to time. The aggregate unpaid principal amount at any one time outstanding of all Advances shall not exceed the lesser of the Maximum Aggregate Commitment or the Borrowing Base in effect as of the date of determination. The Loan and Advances shall be used to repay the Existing Loan and finance Borrower’s working capital for receivables growth and for other lawful purposes except as limited under this Agreement.
2.2.
Loan Account and Borrowing Base.
(a)
Lender shall establish on its books an account in the name of Borrower (the “Borrower’s Loan Account”). A debit balance in Borrower’s Loan Account shall reflect the amount of Borrower’s indebtedness to Lender from time to time by reason of Advances and other appropriate charges (including, without limitation, interest charges) hereunder. On the first (1st) of each month, Lender shall provide to Borrower a statement of Borrower’s Loan Account (including adjustments determined by Lender pursuant to Section 2.5 of this Agreement) which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notify Lender to the contrary within thirty (30) days of Lender’s providing such statement to Borrower.
(b)
Borrower shall prepare a completed Borrowing Base Certificate as of each month end and forward such statement to Lender by the 10th day of the following month, or the next Business Day if such day is not a Business Day, or as may be more frequently required by Lender from time to time.
(c)
Each Advance made hereunder shall, in accordance with GAAP, be entered as a debit to Borrower’s Loan Account. Any Advance requested under this Section shall be made as of the effective date proposed by Borrower and shall be in a principal amount which, when aggregated with all other Advances then outstanding, shall not exceed the lesser of the then effective Borrowing Base or Maximum Aggregate Commitment.

(d)
At all times, the outstanding balance of the Loan shall be equal to or greater than Ten Million Dollars ($10,000,000.00).
(e)
The Loan shall be due and payable on the Commitment Termination Date. Upon the occurrence of an Event of Default, Lender shall have rights and remedies available to it under Article 10 of this Agreement.
(f)
Lender has the right, in its reasonable discretion (but without any obligation), at any time and from time to time, to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate.
2.3.
The Note. The indebtedness of Borrower to Lender hereunder shall be evidenced by the Note executed by Borrower in favor of Lender in the Maximum Aggregate Commitment amount, which shall be substantially in the form of Exhibit B attached hereto and made part hereof, dated the same date as this Agreement. The aggregate principal amount of the Note will be the aggregate Advance amounts; provided, however, that notwithstanding the face amount of the Note, Borrower’s liability under the Note shall be limited at all times to the actual indebtedness (principal, interest and fees) then outstanding and owing by Borrower to Lender hereunder. In the event of any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.
2.4.
Method of Payment. Borrower shall make all payments of principal and interest on the Note in lawful money of the United States of America and in funds immediately available by wire transfer, to Lender at its address referred to in Section 12.2 of this Agreement or at such other address as Lender otherwise directs. Whenever any payment is due on a day, which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest shall be paid for such extended time. As soon as practicable after Lender receives payment from Borrower, but in no event later than one (1) Business Day after such payment has been made, subject to Section 2.2, Lender will cause to be distributed like funds relating to the payment of principal, interest or fees (other than amounts payable to Lender to reimburse Lender for fees and expenses payable solely to Lender pursuant to the terms of this Agreement) or expenses payable to Lender in accordance with the terms of this Agreement. Borrower’s obligations to Lender with respect to such payment shall be discharged by making such payments to Lender pursuant to this Section 2.4 or, if not timely paid or any Event of Default or Default then exists, may be added to the principal amount of the Loans outstanding.
2.5.
Interest Rate and Loan Payments.
2.5.1.
Interest Payments. During the Loan Term, all unpaid and accrued interest at the interest rate set forth in the Note, including terms incorporated by reference therein, and shall be payable monthly in arrears as it accrues on the principal from time to time outstanding, commencing on the First Payment Date and continuing on each Interest Payment Date thereafter, until the Note is paid in full by Borrower to Lender at the address provided therein. In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loan will bear interest at an annual rate at all times equal to three and thirty-five hundredths percent 3.35% per annum above the SOFR Rate; which shall be determined as of the first Business Day of each Calendar Month and applicable to such month; provided, however, that such interest rate shall not at any time be less than five and thirty-five hundredths’ percent (5.35%).
2.5.2.
Unused Rate. In addition to interest owing pursuant to Section 2.5.1 above, Borrower shall pay additional interest on an amount equal to the Shortfall Amount (“Additional Interest”) during each calendar month that the outstanding principal balance of the Loan on the date of determination is less than the Maximum Aggregate Commitment. For purposes hereof, the “Shortfall Amount” means the difference between (x) the Maximum Aggregate Commitment and (y) the actual average outstanding principal balance of the Loan for such calendar month (the “Average Balance”). The Additional Interest, on an annual basis, shall be [***]%.

2.5.3.
Mandatory Prepayment. Commencing with the First Payment Date, and continuing on each Interest Payment Date thereafter until , in addition to the payment of interest and Additional Interest set forth in Sections 2.5.1 and 2.5.2 above, Borrower shall also make a monthly principal payment to Lender in the event that, pursuant to the Borrowing Base Certificate provided to Lender for a particular month, the total amounts outstanding hereunder exceeds the Borrowing Base available for that month, whether established by the Borrowing Base Certificate provided to Lender for that particular month or otherwise. Borrower shall pay to Lender on such Interest Payment Date, or the following Business Day if such Interest Payment Date is not a Business Day, and without demand or notice of any kind required, the amount by which Borrower’s indebtedness hereunder exceeds the Borrowing Base then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith.
(a)
On the Maturity Date, any and all sums due and owing under the Note shall be paid in full based on the interest rate and terms set forth in the Note. All installments of principal and interest of the Note shall be payable in lawful money of the United States of America, at such place as Lender may designate in writing from time to time.
(b)
Compliance with the payment provisions in this Section shall be evidenced by the monthly financial reports to be provided to Lender pursuant to this Agreement. Borrower acknowledges that Borrower's financial strength was a material consideration and inducement to Lender’s agreement to make the Loan to Borrower.
2.5.4.
Optional Prepayments2.5.5 . Borrower may prepay the Loan from time to time in full upon seven (7) Business Day’s prior written notice to Lender, provided that in the event the Borrower repays the Loan in full by means other than cash flow of Borrower prior to the Commitment Termination Date or the obligations are accelerated following the occurrence of an Event of Default, Borrower shall pay to Lender a sum equal to [***] percent ([***]%) of the average outstanding principal balance of the Loan during the immediately preceding 90 days (the “90-Day Average”) as a prepayment fee if such prepayment is within twelve (12) months of the Initial Closing Date and [***] percent ([***]%) of the 90-Day Average thereafter (the “Termination Fee”). Notwithstanding the forgoing, if Borrower sells Receivables pursuant to Section 8.18, Borrower shall pay to Lender a sum equal to [***] percent ([***]%) of the proceeds of such sale as a prepayment fee (the “Third-party Sale Fee”). Borrower acknowledges that the Termination Fee and Third-party Sale Fee are estimates of Lender’s damages in the event of early termination or prepayment and is not a penalty. In the event of termination of the credit facility established pursuant to this Agreement, all of the obligations shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination, and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the obligations to Lender, in full, in immediately available funds, together with the Termination Fee. No Termination Fee or Third-party Sale Fee shall be payable in connection a payment of the Loan on or after the Commitment Termination Date.
2.5.6.
Rate After Default. During the continuance of an Event of Default hereunder or under any of the Loan Documents, at the option of Lender, the outstanding principal balance of the Loan shall bear interest, payable on demand, at a rate per annum equal to the applicable Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Lender’s remedies under this Agreement or any of the other Loan Documents.
2.5.7.
Computation of Interest. Interest shall be calculated on a 360–day year for amounts disbursed under the Loan, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365 days on an annual basis, and 366 days on a leap year. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment.
2.5.8.
No Deductions. All payments of principal or interest under the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholding, which amounts shall be paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the payments received by Lender is not less than that required by the Note.

2.6.
Full Recourse; Payments. The Loan shall be full recourse against Borrower. All amounts payable by Borrower on or with respect to the Loan, or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America to Lender in same day funds, not later than 2:00 p.m., California time on the date due.
2.7.
Loan Closing Fee. Borrower shall pay to Lender a nonrefundable fee in an amount equal to [***]Dollars ($[***]) on or prior to the Initial Closing Date (“Loan Closing Fee”). Borrower hereby acknowledges and agrees that the Loan Closing Fee has been fully earned and is nonrefundable once it is paid to Lender.
2.8.
Term of Loan. All amounts due and owing under the Note and all interest and other charges thereon shall be due and payable on the Maturity Date.
2.9.
Extension of Maturity Date. Borrower may no earlier than ninety (90) days and no later than thirty (30) days prior to the Maturity Date send a written request to Lender to extend the Maturity Date for an additional period of one (1) year. The extension of the Maturity Date pursuant to this Section 2.9 shall not be effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and immediately after giving effect thereto; and (ii) each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (unless the relevant representation and warranty already contains a materiality qualifier, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such extension after giving effect thereto, as though made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).
2.10.
Incremental Loans. Borrower may request an increase to the Maximum Aggregate Commitment subject to the following terms and conditions:
(a)
Borrower may not request any increase to the Maximum Aggregate Commitment if an Event of Default then exists or would result from such increase;
(b)
The aggregate amount of increases to the Maximum Aggregate Commitment shall not exceed $25,000,000;
(c)
Each increase in the Maximum Aggregate Commitment and all Advances made under such increase (i) shall be evidenced by a replacement promissory note in the principal amount of the new Maximum Aggregate Commitment, which shall be exchanged for the then-current Note, (ii) shall be subject to the same terms applicable to the Loan prior to such increase in the Maximum Aggregate Commitment, and (iii) shall be subject to the satisfaction of the conditions set forth in Section 3.1; and
(d)
Lender, at Lender’s sole discretion, shall have agreed to such increase to the Maximum Aggregate Commitment.
3.
CONDITIONS PRECEDENT.
3.1.
Closing. Lender's obligations to disburse Loan proceeds in the amount of the Initial Loan Amount on the Initial Closing Date, disburse additional Loan proceeds up to the Maximum Aggregate Commitment amount on any subsequent Closing Date, and otherwise perform under this Agreement are expressly conditioned upon Borrower's satisfaction of the following conditions (collectively "Closing Conditions"):
(a)
Borrower's delivery to Lender of the Loan Documents, together with such other documents that Lender may reasonably require, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto;
(b)
Borrower's delivery to Lender of lien and judgment search results with respect to the Borrower;
(c)
Borrower's delivery to Lender of Borrower’s most recent year-end audited financial statements, or such financial statements satisfactory to Lender in Lender’s sole discretion;

(d)
Lender shall have received evidence satisfactory to it that any and all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation;
(e)
The representations and warranties of Borrower contained in all of the Loan Documents shall be correct in all respects on the Initial Closing Date and each Closing Date thereafter, and no Event of Default (or no event which, with the giving of notice and/or the passage of time, could become an Event of Default) shall have occurred and be continuing as of the date of the disbursement;
(f)
Borrower shall have submitted to Lender for its approval the Organizational Documents for Borrower;
(g)
The payment of the Loan Closing Fee, reasonable attorneys' fees, document review fees, appraisal fees, broker fees (if any), and other closing costs incurred by Lender in connection with the closing of the Loan;
(h)
A Financing Statement shall have been filed with the applicable Secretary of State covering the Pledged Assets, and Lender's security interest in all of the Pledged Assets must be duly perfected and in a first lien position;
(i)
Lender shall have received evidence to Lender's satisfaction of all insurance required by Lender, as provided herein;
(j)
A duly executed power of attorney substantially in the form attached hereto Exhibit D (“Power of Attorney”);
(k)
Borrower represents and warrants that all Collateral pledged under this Agreement, or to secure Borrower’s obligations under this Agreement, shall have the value not less than which Borrower represented to Lender, or as otherwise required under this Agreement, and that Borrower will provide or cause to be provided evidence to support the foregoing upon request, and Lender may rely on such representations or any other evidence without inquiry or investigation.
(l)
Any due diligence conducted by Lender and the related findings with respect to this Agreement shall be satisfactory to Lender in Lender’s sole and absolute discretion.
(m)
If the disbursement of the initial advance under the Loan has not been made on or before thirty (30) days after the date of this Agreement because of Borrower's failure to satisfy said conditions or any of Lender's other customary loan disbursement conditions, Lender shall have the right to terminate this Agreement in its sole discretion. In such event, Borrower shall immediately pay to Lender the Loan Closing Fee referenced in this Agreement and all costs related to and arising from Lender’s on-site due diligence, and thereafter neither Borrower nor Lender shall have any further rights or obligations hereunder.

4.
COLLATERAL.
4.1.
Pledge of Collateral. For the purpose of securing the Loan, or any other indebtedness of Borrower to Lender, Borrower hereby grants Lender a security interest in all of Borrower’s assets and properties, now owned and hereinafter acquired, wherever located, including at any time all then outstanding Receivables, the Contracts related thereto, Related Security, Pledged Assets, Property, all inventory, parts and accessories inventory, equipment, goods, fixtures, accounts, deposit accounts, accounts receivable, holdback reserves, payment intangibles, instruments, commercial tort claims, letter of credit rights, investment property, securities and securities accounts, and general intangibles of Borrower; any cash, money, or other property of Borrower in the possession, custody or control of Lender; all accessions to, substitutions for, and all replacements of any of the foregoing; all chattel paper, documents, instruments, monies, documents of title, residues and property of any kind related to any of the foregoing; all books and records of Borrower related to any of the foregoing, including without limitation, computer programs, print-outs, and other computer hardware and software materials and records pertaining to any of the foregoing; together with all proceeds and products of the foregoing, including, without limitation, proceeds of insurance policies insuring any of the foregoing (collectively, “Collateral”). All security interest granted in this Agreement is in addition to and not in substitution of any right of offset, netting, or reclamation that Lender may have against Borrower pursuant to any contract or applicable law.
4.2.
Further Assurances. Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem desirable to protect the Collateral or otherwise obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, the following: (i) execute such supplemental documents as Lender may require to evidence or perfect the security interest granted hereunder or under any other Loan Documents; (ii) provide Lender and its agents and contractors with full access to the Collateral, including any and all books and records, related thereto; and (iii) deliver to Lender all Collateral consisting of negotiable documents, chattel paper, and instruments not deposited for collection in the aggregate (in each case, accompanied by bills of sale and any other instruments of transfer executed for Borrower) promptly after Borrower receives the same. By execution hereof by Borrower Lender is authorized to file any financing or continuation statements under the Uniform Commercial Code with respect to the security interest granted hereunder or under any other Loan Documents.
5.
SERVICING OF RECEIVABLES.
5.1.
Servicer. Borrower shall, except as otherwise agreed upon between Borrower and Servicer in writing, at all times remain solely responsible for the servicing and administration of the Receivables.
5.2.
Lender's Notification Rights. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 5.1 hereof, Borrower shall be required to provide notice to Lender in connection with:
(a)
any adoption or implementation of a business plan prepared by Borrower or obligor with respect to the Receivables;
(b)
modifications to the disbursement conditions for any escrow or impound held in conjunction with the Receivables;
(c)
at any time with respect to proposals to take any significant action with respect to the Receivables (and to consider alternative actions recommended by Lender); or
(d)
any material alteration to the Receivables.
(e)
any material modifications to Borrower’s information systems, not less than thirty (30) days before such modifications are to occur.
5.3.
Attorney-in-Fact. During the continuance of an Event of Default beyond any applicable grace and/or cure period, Borrower hereby makes, constitutes, and appoints Lender as its attorney-in-fact, which appointment shall be coupled with an interest and shall be irrevocable until the all obligations of Borrower under the Loan Documents have been satisfied or an Event of Default has been cured, to do the following: a) execute, acknowledge, endorse, obtain, and deliver all instruments, documents, or other items which may be necessary to receive and enforce performance of the Contracts; b)

give any notice to obligor; c) enforce, compromise, settle, or discharge any of Borrower's claims arising from the Contracts; d) file, settle, or compromise any claim or take any action, either in its name or in Borrower's name, to enforce or preserve Lender's rights under the Contracts, and e) on behalf of Borrower, provide any consent, make any decision or refrain from making any decision with respect to the Contracts. This power of attorney is solely for Lender's benefit. Lender shall have the right but not the obligation to exercise any of the foregoing powers.
6.
DISBURSEMENT OF LOAN FUNDS.
6.1.
Funding Requests. Loan proceeds in the amount of the Initial Loan Amount shall be disbursed at the Initial Closing Date in accordance with the terms and conditions of this Agreement. Additional. Borrower shall notify Lender in writing on or before the date of each additional requested Advance, specifying the date and amount of the Advance. Loan proceeds available up to the Maximum Aggregate Commitment pursuant to the Borrowing Base Certificate shall be disbursed on any subsequent Closing Date in accordance with the terms and conditions of this Agreement. Lender shall not have any obligation to disburse any portion of the Loan, however, unless and until Borrower has fulfilled (at Borrower's sole cost and expense) to Lender's satisfaction all of the Closing Conditions.
7.
REPRESENTATIONS AND WARRANTIES.
7.1.
Consideration. As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that the following statements set forth in this Section 7 are true, correct and complete as of the date hereof and will be true, correct and complete as of the Initial Closing Date and any subsequent Closing Date.
7.2.
Organization; Ownership; Power; Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the state of Borrower’s formation. Borrower is duly qualified, in good standing and authorized to do business in each jurisdiction in the nature of Borrower’s business requires such qualification or authorization, except where failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect.
7.3.
Powers. Borrower has all requisite power and authority, rights and franchises to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents executed by Borrower. The addresses of the Borrower's chief executive office and principal place of business is as set forth below in Section 12.2.
7.4.
Authorization of Loan Documents.
7.1.1.
No Conflict. The execution, delivery and performance of the Loan Documents by Borrower, will not violate (a) any legal requirement affecting Borrower, or (b) any agreement to which Borrower is bound or to which it is a party, and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of Borrower’s assets.
7.1.2.
Binding Obligations1.1.1 . This Agreement and the other Loan Documents have been duly executed by Borrower and are legally valid and binding obligations of Borrower enforceable against Borrower as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.
7.5.
No Material Adverse Change or Default. There exists no material violation of, material adverse change to, or material default by Borrower, and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default by Borrower or result in a Material Adverse Effect with respect to the terms of any instrument evidencing or securing any debt of Borrower with respect to the Loan Documents.
7.6.
Title to Assets. Borrower has good, legal and marketable title to all of its assets. With respect to the Pledged Assets and Related Security, Borrower will diligently and in good faith endeavor to obtain valid title with the Lien of Borrower noted thereon. The Pledged Assets and Collateral are not subject to any liens other than Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names Borrower as debtor or which covers or purports to cover any of the Pledged Assets and Collateral is currently effective and on file in any state or other jurisdiction, and Borrower has not signed or authorized any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.
7.7.
Litigation; Adverse Facts. There is no action, suit, investigation, proceeding or arbitration at law or in equity or before or by any foreign or domestic court or other governmental entity ("Legal Action"), pending or threatened against or affecting Borrower or any of its assets which could reasonably be expected to result in any Materially Adverse Effect in the business, operations, assets or condition (financial or otherwise) of Borrower or would materially and adversely affect Borrower's ability to perform its obligations under the Loan Documents. There is no basis known to Borrower for any such action, suit or proceeding. Borrower is not (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets or condition (financial or otherwise) of Borrower, (b) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower, or (c) in default with respect to any agreement to which Borrower is a party or by which it is bound. There is no Legal Action pending or threatened against or affecting Borrower questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.
7.8.
Disclosure. There is no fact known to Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower that has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.
7.9.
Payment of Taxes. All tax returns and reports of Borrower required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid prior to delinquency. Borrower knows of no proposed tax assessment against Borrower that would be material to the condition (financial or otherwise) of Borrower, and Borrower has not contracted with any government entity in connection with such taxes.
7.10.
Securities Activities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the value of Borrower's assets consists of such margin stock. No part of the Loan will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.
7.11.
Government Regulations. Borrower is not required to register as an investment company under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1995, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.
7.12.
Financial Condition. The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to the Receivables and Borrower are true, correct and complete in all material respects. Such financial statements comply with the requirements of Section 8.6 and fairly present the financial position of the parties who are the subject thereof as of the date thereof. No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Borrower since the date thereof which are secured by, or might give rise to, a lien or claim against the assets of Borrower. Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Borrower is paying its debts as they become due; and Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business. For the purpose of clarity, failure to satisfy the foregoing conditions shall Constitute and Event of Default and the Default Interest Rate shall thereafter be applicable.
7.13.
Other Loan Documents. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all respects. All of such representations and warranties are incorporated herein for the benefit of Lender.
7.14.
USA Patriot Act Notification. Borrower agrees to provide evidence of the identity of Borrower that Lender may request from time to time to permit Lender to verify the identity of Borrower or to otherwise comply with applicable governmental laws and regulations, including without limitation Section 326 of the USA Patriot Act of 2001, 31 U.S.C. 5318.

7.15.
Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to Borrower and furnished by Borrower to Lender, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give Lender true and accurate knowledge of the subject matter, and all final projections, consisting of a combined projected cash flow statement, an income statement, and a balance sheet for Borrower (collectively, the "Projections"): (i) are based on estimates and assumptions believed to be reasonable and (ii) reflect, as of the date prepared, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby. The Projections and the other pro forma financial information furnished at any time by Borrower to Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the Projections by a material amount and Borrower, however, makes no representation as to its ability to achieve the results set forth in the Projections. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to make each extension of credit hereunder.
8.
COVENANTS OF BORROWER.
8.1.
Consideration. As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower hereby covenants as set forth in this Article 8, which covenants shall remain in effect so long as the Note shall remain unpaid or any obligation of Borrower under any of the other Loan Documents remains outstanding or unperformed.
8.2.
Acknowledgement of Borrowers Regarding Collateral. Each Borrower understands and agrees that:
8.2.1.
unless and to the extent otherwise released by the Lender in writing, the Collateral pledged by each Borrower will secure the entire amount of the Loan under the Note and the other Loan Documents;
8.2.2.
a default by any or all of the entities comprising Borrower under the Note, security documents or other Loan Documents will also constitute a default under the entire Loan and all other Loan Documents executed or delivered to evidence or secure the Loan or any portion thereof;
8.2.3.
no Borrower will be entitled to the release of Lender’s security interest in any portion of the Collateral owned by such Borrower until the entire Loan has been paid in full;
8.2.4.
a result of the structure of the Loan is that all of the Collateral, regardless of the form by which it is encumbered or the ownership, shall now be security for the repayment of all of the Note, and shall be available to satisfy the obligations incurred in connection with the entire Loan and Note;
8.2.5.
a default by any Borrower under any Note or the Loan Documents could result in the judicial or non-judicial sale of some or all the Collateral for the Loan, and the application of the proceeds from such sale to complete or only partial satisfaction of the joint and several obligations of the respective Borrower under the Note or Loan Documents.
8.3.
Compliance With Applicable Laws. All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when Lender obtains any interest therein pursuant to this Agreement. Borrower shall comply in all respects with all local, state and federal laws and regulations applicable to its business including without limitation the consumer finance laws (including complying with privacy notice requirements under the Gramm-Leach-Bliley Act), anti-terrorism laws and all laws and regulations of the Governmental Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrower; and notify Lender immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

8.4.
Books and Records. Borrower shall keep and maintain full and accurate accounts and records of Borrower's operations with respect to the Loan, the Collateral and all transactions with respect thereto consistent with sound accounting practices for Borrower's type of business, and permit Lender, or its representatives to inspect and copy the same upon reasonable notice to Borrower and during normal business hours upon any date prior to the repayment in full of the Loan; provided that, so long as no Event of Default is continuing, such inspections shall be limited to once per calendar year except in the case of inspections resulting or arising from Governmental Authority. Borrower will comply with Lender’s reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral including those which are deemed to be delinquent.
8.5.
Assessments. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property belonging to Borrower, prior to the date upon which penalties attach thereto and, if reasonably required by Lender, shall submit evidence satisfactory to Lender confirming the payment of all such taxes, assessments and charges; provided that Borrower shall have the right to contest the validity thereof in good faith by appropriate proceedings so long as adequate reserves with respect thereto have been made in accordance with GAAP.
8.6.
Reporting Requirements. Borrower shall furnish or cause to be furnished to Lender:
8.6.1.
Within twenty (20) days after the end of each month, company prepared consolidated financial statements of Borrower’s businesses for such previous month, consisting of a balance sheet income statement, statement of cash flow and consolidating schedules as of the end of such month, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments.
8.6.2.
Within one hundred twenty (120) days after the close of each fiscal year, commencing with the fiscal year ending December 31 of the year this Agreement is entered into, consolidated and consolidating financial statements of Borrower for the fiscal year then ended consisting of a balance sheet, income statement and statement of cash flow of Borrower as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with GAAP consistently applied, and shall be audited and certified without qualification by an independent certified public accountant selected by Borrower and reasonably acceptable to Lender and accompanied by the unqualified opinion of such accountant; and cause Lender to be furnished at the time of completion thereof, a copy of any management letter for Borrower prepared by such certified public accounting firm.
8.6.3.
Within twenty (20) days after the end of each month (or more frequently as reasonably requested by Lender from time to time),, for the month then ending, reports in form and substance satisfactory to Lender, setting forth an aging of Receivables, a Borrowing Base Certificate, a static pool report and detailed delinquency report, each in a form acceptable to Lender, a covenant compliance certificate for each of Borrower, books and records consisting of data tape information and also such other documentation and information promptly after request therefor by Lender.
8.6.4.
Due within fifteen (15) days of filing or upon the request of Lender from time to time and at any time, as applicable, copies of Borrower’s income tax returns, including any schedules attached thereto, filed with the Internal Revenue Service.
8.6.5.
Within one hundred twenty (120) days after the close of each fiscal year, an annual Compliance Certificate executed by the president or chief executive officer of each Borrower along with any other documentation and information Lender may reasonably request.
8.6.6.
Within twenty (20) days after the end of each month (or more frequently as reasonably requested by Lender from time to time), for the month then ending, reports in form and substance satisfactory to Lender, setting forth all of Borrower's vehicle inventory.
8.6.7.
Within twenty (20) days after the end of each month (or more frequently as reasonably requested by Lender from time to time), copies of the most recent month-end account statements for each deposit and checking account maintained by Borrower.

8.7.
Representations and Warranties. Until repayment of the Note, the representations and warranties set forth herein and in the other Loan Documents shall remain true and complete in all material respects.
8.8.
Trade Names. Borrower shall immediately notify Lender in writing, of any change in the legal, trade or fictitious business names used by Borrower and shall, upon Lender's request, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.
8.9.
Notice of Litigation. Borrower shall give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding which is instituted against Borrower in any federal or state court or before any commission or other regulatory body, federal, state or local, foreign or domestic, or any such proceedings which, if adversely determined, could result in a judgment or order requiring the payment by Borrower in excess of the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) an amount which could have a Material Adverse Effect on the business, operations, assets or condition (financial or otherwise) of Borrower (as reasonably determined by Lender), (b) any enforcement action or investigation instituted or, to Borrower’s knowledge, threatened against any Borrower or any of its subsidiaries by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent; and (c) any other action, event or condition of any nature which could have a Material Adverse Effect upon the business, operations, management, assets, properties, ownership or condition (financial or otherwise) of Borrower.
8.10.
Existence, Properties. Borrower will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all laws applicable to it; (b) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business; and (c) maintain in effect insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as shall be consistent with prudent business practices in the industry and furnish to Lender from time to time, upon their request therefor, evidence of same.
8.11.
Notice of Default. Borrower will promptly notify Lender of the occurrence of any Default or Event of Default.
8.12.
Other Information. From time to time upon request of Lender, Borrower will furnish to Lender such additional information and reports regarding the Collateral and the operations, businesses, affairs, prospects and financial condition of Borrower and its subsidiaries as Lender may reasonably request.
8.13.
Operations. Borrower shall maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies.

8.14.
Financial Covenants. Financial covenants described in this Section 8.14, together with all other financial covenants and restrictions set forth in this Agreement shall be monitored as described below by Lender.
8.14.1.
Minimum Tangible Net Worth. As of the end of each calendar month, Borrower’s Tangible Net Worth shall be no less than the lower of $40,000,000 and an amount corresponding to 60% of outstanding balance of the Loan.
8.14.2.
Excess Spread Ratio. As of the end of each Calendar Month, Borrower's Excess Spread Ratio shall be at least 8.0%.

8.14.3.
[Reserved].
8.14.4.
No Other Debt. Except as may be provided in the Loan Documents, Borrower shall have no other debt, other than Permitted Indebtedness, without the prior written consent of Lender, which consent shall be given in Lender's sole and absolute discretion. Any and all inter-company loans and loans to Borrower shall be approved by Lender in its reasonable discretion and if so approved, shall be subordinate to the Loan, and all said parties shall execute any subordination agreement required by Lender.
(a)
The financial statements delivered to Lender shall include a reaffirmation of the financial representations, warranties, covenants and agreements set forth in this Section 8.14, duly executed by Borrower.
(b)
Without limiting the foregoing, Borrower specifically represents, warrants, covenants and agrees that in no event shall Borrower incur any liability or transfer any property or other assets of Borrower which liability or transfer would result in a violation of the financial covenants set forth in this Section 8.14, and acknowledge that said representation, warranty, covenant and agreement was and is a material inducement to Lender to enter into the Loan with Borrower.
8.15.
Rights of Inspection. Lender, or its representatives, at any time after (i) the occurrence of and continuation of any Event of Default hereunder or (ii) in connection with any regulatory requirements or requirements of Lender's auditors, upon Lender 's reasonable notice but no more often than once per year, unless a default has occurred or is required by regulatory requirements, shall have the right at the sole cost and expense of Borrower, and subject to the rights of obligor, Borrower will permit Lender and/or its representatives upon reasonable prior notice to the relevant party, (a) to examine and audit, during normal business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information of the Borrower, (b) to perform field exams or otherwise inspect and examine the Receivables (subject to the Borrower's rights under the documents); and (c) to verify Lender's collateral pursuant to the Loan Documents or any portion or portions thereof or, Borrower's compliance with the provisions of this Agreement. In addition, following the occurrence of and continuation of any Event of Default hereunder or (ii) in connection with any regulatory requirements or requirements of Lender's auditors, upon Lender's reasonable notice but no more often than once per year, unless a default has occurred or is required by regulatory requirements, Lender, at the sole cost and expense of Borrower, Lender and/or its representatives upon reasonable prior notice to the relevant party, will be permitted to examine and audit, during normal business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, operating and reporting procedures and information systems, or other information of their respective directors, officers and employees, relating to the Receivables.
8.16.
Insurance.
8.16.1.
General Liability Insurance. Borrower shall, at Borrower's expense, obtain and keep in force until full payment of the Loan a policy of commercial general liability insurance in an occurrence form providing for broad form property damage coverage, broad form contractual coverage, personal injury, and bodily injury, and products and complete operations coverage, insuring Borrower, and naming Lender as additional named insured, against any liability arising out of or in connection with the Loan, Lender's activities in connection with the Loan, or the Receivables, or any other claim arising out of the Receivables or the Loan. Such insurance policy shall be in such amounts and covering such risks as shall be consistent with prudent business practices in the industry and reasonably acceptable to Lender.

8.16.2.
Conditional Assignment. If requested by Lender during the continuance of an Event of Default, Borrower shall execute and deliver to Lender a conditional assignment in form and content acceptable to Lender in its sole discretion of all proceeds from any claim Borrower may have under any of the insurance policies described hereinabove. This assignment of proceeds will be conditioned on the occurrence of an "Event of Loss" as defined under Borrower's insurance policies. If requested by Lender upon the occurrence of an Event of Default, upon any event of loss Lender may give notice of the assignment to Borrower's insurers so that proceeds due to Borrower are paid to Lender. Upon receipt of insurance proceeds, Lender will disburse the proceeds, in the same manner as loan proceeds are disbursed by Lender under its standard construction loan documents, to Borrower for items which were the subject of the insurance claim.
8.16.3.
Power of Attorney. Borrower shall, upon demand, execute and deliver to Lender a power of attorney to make any claim Borrower may have under any policy of insurance described hereinabove. This power of attorney may be exercised by Lender on the occurrence of an "Event of Loss" as defined under Borrower's insurance policies and Borrower's failure to make a claim or cooperate with the insurance companies covering the loss. Lender's exercise of any rights under the Power of Attorney shall not release Borrower from any obligation to Lender or waive any right Lender may have against Borrower.
8.16.4.
General. Borrower shall obtain and keep in force all other insurance required by Lender, Governmental Authorities, this Agreement, or applicable law. Borrower shall deliver evidence satisfactory to Lender of any such other required insurance.
8.16.5.
Payment. The required insurance premiums shall be prepaid by Borrower no less than thirty (30) days in advance of the date when such payments are due to be in compliance with this Agreement. In the event Borrower fails to procure and/or maintain such insurance, Lender may, but is not obligated to, procure the same and Borrower shall pay to Lender during the term hereof, upon receipt of an invoice therefor, the premiums for any insurance obtained by Lender pursuant to Section 8.16 above. If Lender secures such insurance, Lender may, at its sole option and without notice to Borrower, any contractor, or any other party, secure such insurance solely to protect Lender's interests and not the interests of any other party.
8.16.6.
Insurance Policies. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies. All property policies evidencing the required insurance shall name Lender as first mortgagee, and all liability policies evidencing the required insurance shall name Lender as additional insured. All policies shall provide for payment to Lender of the net proceeds of insurance resulting from any claim for loss or damage thereunder (except in the case of liability insurance, in which case the net proceeds shall be paid directly to the aggrieved party), shall not be cancelable as to the interests of Lender due to the acts of Borrower, and shall provide for at least thirty (30) days' prior written notice of the cancellation or modification (including reduction in coverage) thereof to Lender or in the case of non-payment of premiums, ten (10) day's prior written notice.
8.16.7.
Right of First Refusal. During the term of this Agreement (the “ROFR Period”), Borrower shall not, directly or indirectly through an affiliate, enter into any agreement or consummate any transaction relating to the sale of Receivables, or participation interest thereof, with any Person other than Lender (a “Third-party Transaction”), except as provided for in this Section 8.18, and in no case more than once per calendar year without Lender’s written consent, which may be withheld at Lender’s sole discretion.
(a)
If, at any time during the ROFR Period, Borrower receives a bona fide offer for a Third-party Transaction that Borrower desires to accept (each, a “Third-party Offer”), Borrower shall immediately following receipt of the Third-party Offer, notify Lender in writing (the “Offer Notice”) of the identity of all proposed parties to such Third-party Transaction and the material financial and other terms and conditions of such Third-party Offer (the “Material Terms”). Each Offer Notice constitutes an offer made by Borrower to enter into an agreement with Lender on the same Material Terms of such Third-party Offer (the “ROFR Offer”).

(b)
At any time prior to the expiration of the ten (10) day period following Lender’s receipt of the Offer Notice (the “Exercise Period”), Lender may accept the ROFR Offer by delivery to Borrower of a written notice of acceptance or binding letter of intent containing the Material Terms and any standard and customary conditions applicable to a transaction of this nature, executed by Lender; provided, however, that Lender is not required to accept any non-financial terms or conditions contained in any Material Terms that cannot be fulfilled by Lender as readily as by any other Person.
(c)
If, by the expiration of the Exercise Period, Lender has not accepted the ROFR Offer, and provided that Borrower has complied with all of the provisions of this Section 8.18, at any time during the sixty (60) day period following the expiration of the Exercise Period, Borrower may consummate the Third-party Transaction with the counterparty identified in the applicable Offer Notice, on the Material Terms that are the same or more favorable to Borrower as the Material Terms set forth in the Offer Notice. If such Third-party Transaction is not consummated within sixty (60) days, the terms and conditions of this Section 8.18 will again apply and Borrower shall not enter into any Third-party Transaction during the ROFR Period without affording Lender the right of first refusal on the terms and conditions of this Section 8.18.
(d)
For the avoidance of doubt, the terms and conditions of this Section 8.18 apply to each Third-party Offer received by Borrower during the ROFR Period.
9.
NEGATIVE COVENANTS. Borrower covenants and agrees with Lenders that until all obligations have been indefeasibly satisfied in full and the commitments have expired or otherwise have been terminated, Borrower will not do any of the following without the prior written consent of Lender:
9.1.
Payments to and Transactions with Affiliates. Unless otherwise agreed to by Lender, in its sole discretion, in writing: (a) Make any loan, advance, extension of credit or payment to any Affiliate, officer, employee, member, manager, equity interest holder or director of any Borrower or any Affiliate or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any equity interest holder, officer, or employee of the Borrower or any Affiliate except for other transactions with or services rendered to any Affiliate of the Borrower in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the board of directors and/or managers of the Borrower to be fair and reasonable and no less favorable to a Borrower than such Borrower would obtain in a comparable arms’ length transaction with a Person not affiliated with or employed by the Borrower; provided, however, that Borrowers may in any event pay reasonable compensation to any such employee or officer in the ordinary course of Borrowers’ business consistent and commensurate with industry custom and practice for the services provided by such Person. Notwithstanding anything contained herein to the contrary, in no event shall Borrower be restricted from making investments in and loans to any Affiliate so long as Borrower would remain in compliance with the financial covenants contained in Section 8.14 after giving effect thereto.
9.2.
Indebtedness. Borrow any monies or create any Debt except for Permitted Indebtedness.
9.3.
Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except to endorse checks or drafts in the ordinary course of business.
9.4.
Nature of Business. Engage in any business other than the business in which Borrower currently is engaged or make any material change in the nature of the financings which such Borrower extends, (including without limiting the generality of the foregoing, matters relating to size, type, term, nature and dollar amount), except, in either case, to the extent determined by the board of directors of Borrower to be in the best interest of Borrower; provide that, in no event will Borrower engage in any business that involves unlawful activities or that would result in Lender being unable under applicable law to make or maintain the Loan.
9.5.
Negative Pledge. Assign, discount, pledge, sell, grant a Lien (other than Permitted Liens) in or otherwise dispose of or encumber any Receivables or the Collateral except as contemplated by this Agreement.
9.6.
Ownership. Allow any Change of Control.

9.7.
Amendment to Subordinated Debt. (a) Amend or permit the amendment of any of the documents and instruments evidencing Subordinated Debt, or (b) make any prepayment on account of Subordinated Debt which is not otherwise allowed to be made under the subordination provisions applicable to such Subordinated Debt.
9.8.
Asset Sales . Sell, transfer or otherwise dispose of any property (including the Collateral) other than in the normal course of business.
10.
EVENTS OF DEFAULT AND REMEDIES.
10.1.
Events of Default. The occurrence of any one or more of the following after any applicable notice and cure period shall constitute an Event of Default under this Agreement:
(a)
Failure by Borrower to pay any monetary amount when due under any Loan Documents and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.
(b)
Failure by Borrower to perform any obligation not involving the payment of money, including the financial covenants set forth in Section 8.14, or to comply with any other term or condition applicable to Borrower under any Loan Documents, and such failure is not cured within thirty (30) days following notice from Lender or knowledge thereof by senior management of Borrower, unless otherwise provided for herein.
(c)
Any representation or warranty by Borrower in any Loan Documents is materially false, incorrect, or misleading as of the date made.
(d)
Borrower (i) is unable or admits in writing its inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or its property or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or the property of Borrower or any part thereof, and such appointment is not discharged within sixty (60) days.
(e)
Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against Borrower, and such case is not discharged or dismissed within sixty (60) days.
(f)
Any litigation or proceeding is commenced before any Governmental Authority against or affecting Borrower or the property of Borrower or any part thereof and such litigation or proceeding is not defended diligently and in good faith by Borrower.
(g)
A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower by any Governmental Authority, which together with the aggregate amount of all other such judgments, decrees, fines and penalties against Borrower that remain unpaid or that have not been discharged or stayed, shall materially adverse effect the business, operations, assets or condition (financial or otherwise) of Borrower.
(h)
Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower.
(i)
All or any part of the Property of Borrower is attached, levied upon or otherwise seized by legal process in a sum that would affect the ability of the Borrower to perform the payment obligations or other material obligations under this Agreement or any other Loan Documents, and such attachment, levy or seizure is not quashed, stayed or released within ninety (90) days of the date thereof;

(j)
A material adverse change in the business, operations, prospects or financial condition of any Borrower shall occur;
(k)
The occurrence of any Event of Default, as such term is defined in any other Loan Documents;
(l)
Failure of any holders of promissory notes arising from and relating to Borrower (other than Permitted Indebtedness) to subordinate such notes as Subordinated Debt within sixty (60) days of the date such promissory notes;
(m)
The Collateral Performance Indicator exceeds [***]% at the end of any Calendar Month; and
(n)
Servicer is not Westlake Portfolio Management, LLC.
10.2.
Remedies. Notwithstanding any provision to the contrary herein or any of the other Loan Documents, during the continuance of any Event of Default under this Agreement or during the continuance of an Event of Default under any of the other Loan Documents:
(a)
Lender’s obligation to make further disbursements of the Loan shall abate; and
(b)
if the Event of Default shall not be cured within the applicable notice and cure periods, then Lender shall, at its option, have the remedies provided in the Loan Documents breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind:
(c)
Lender’s obligation to make further disbursements to Borrower shall terminate;
(d)
Lender may, at its option, apply any of Borrower’s funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due;
(e)
Lender may exercise all rights and remedies available to it under any or all of the Loan Documents, security instruments, and applicable law;
(f)
Without conducting a sale and without being deemed to have retained the Pledged Assets in full satisfaction of the amounts due and owing hereunder, Lender may retain the Pledged Assets and commence or continue collection of the Receivables. If Lender elects this remedy, Borrower agrees to join with Lender in the filing and prosecution of legal actions deemed appropriate by Lender for purposes of protecting Lender’s security interest in the Receivables or pursuing collection or enforcement thereof;
(g)
Lender may sell the Pledged Assets at public or private sale in accordance with the Uniform Commercial Code in force in the State of Borrower’s principal place of business, on the date of this Agreement. The sale may be held at Lender’s offices or elsewhere, for cash, on credit, or for future delivery and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Lender shall not be obligated to make any sale even if notice of sale is given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Lender shall have the right to credit any bid it may enter at any sale hereunder against the debt in such order as Lender may elect, in lieu of paying the bid amount in cash at the sale. With respect to each such sale, Borrower agrees: (a) to assemble the Pledged Assets and make them available to Lender; and (b) that the sale will be deemed commercially reasonable if, before the date of the sale, Lender: (i) notifies Borrower of the sale in writing no less than ten (10) business days before such sale; (ii) publishes advertisements once each week for four consecutive weeks in The Wall Street Journal; and (iii) sends notices by facsimile to those institutional investors reasonably selected by Lender whom Lender believes are engaged in the purchase of assets similar to the Pledged Assets. At any sale of the Pledged Assets, Lender shall transfer all liens, rights, title, equities, and interest to the purchaser by recording an assignment of the Pledged Assets in the office of the appropriate recorder. Borrower shall remain liable for any deficiency following any sale. Lender may apply all proceeds received from any sale of, collection from, or other realization upon the collateral against the amounts due and owing under the Loan Documents in such order as Lender shall elect. Any surplus proceeds remaining after full payment of amounts owed to Lender shall be paid to Borrower, unless otherwise directed in writing by the Borrower. Lender may file suit to enforce its rights hereunder or under the other Loan Documents. Upon entry of an order by a court having jurisdiction, Lender may conduct a judicial or execution sale of the Pledged Assets in accordance with the terms of such order; and
(h)
Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of an Event of Default. All sums expended by Lender pursuant to this Article 10 for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Loan Documents and any security instrument.
10.3.
Cure Right. In the event Borrower fails to comply with the financial covenant contain in Section 8.14.1 (a “TNW Default”) or an Event of Default occurs under Section 10.1(m) (a “CPI Default”), Borrower shall have the right to cure such Event of Default on the following terms and conditions (the “Cure Right”):
(a)
In the event the Borrower desires to exercise its Cure Right, the Borrower shall deliver to Lender irrevocable written notice of its intent to cure (a “Cure Notice”) no later than the date on which financial statements for the applicable month are required to be delivered.
(b)
In the event the Borrower delivers a Cure Notice with respect to a TNW Default, Parent shall issue capital stock for cash consideration in an amount equal to or greater than the amount necessary to cure the TNW Default on or before the date that is thirty (30) days after the date on which the Cure Notice was delivered to Lender (the “Cure Date”). Such cash consideration received by Parent shall be included in the calculation of the Borrower’s Tangible Net Worth for the purposes of determining compliance with the financial covenant contained in Section 8.14.1.
(c)
In the event the Borrower delivers a Cure Notice with respect to a CPI Default, as of the Cure Date, the minimum Tangible Net Worth required pursuant to Section 8.14.1 shall be increased by an amount equal to the dollar value of delinquent Receivables causing the Collateral Performance Indicator to exceed [***]%.
(d)
If a Cure Notice has been delivered, then from the end of the month related to such Cure Notice until the Cure Date, the Event of Default for which the Cure Notice was delivered shall not be deemed to exist, and Lender shall not accelerate the Loan, terminate its commitments to make Advances hereunder, impose interest at the Default Interest Rate or exercise any remedy against Borrower or its assets solely as a result of the Event of Default that has been (or is to be) cured by the Cure Right pursuant to the terms hereof.
11.
PARTICIPATIONS.
11.1.
Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law in its sole and absolute discretion, and without cost or additional liability to Borrower, at any time sell to one or more Affiliates or other entities (“Participant” or “Participants”) participating interests in the Obligations owing to such Lender, any Note held by such Lender, any commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant subject to the terms hereof, (a) such Lender’s obligations under the Loan Documents shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) such Lender shall remain the owner of its Commitment and its portion of the Obligations and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, (d) all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

11.2.
Voting Rights. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; or increase the Commitment or extend the maturity date of any Loans, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.
11.3.
Taxes; Indemnification. The Lender that sells a participation shall (i) withhold or deduct from each payment to the holder of such participation the amount of any tax required under applicable laws to be withheld or deducted from such payment and not withheld or deducted therefrom by the Borrower, (ii) pay the tax so withheld or deducted by it to the appropriate taxing authority in accordance with applicable law and (iii) indemnify the Borrower for any losses, cost and expenses that they may incur as a result of any failure to so withhold or deduct and pay any such tax.
12.
MISCELLANEOUS.
12.1.
Assignment
(a)
Borrower shall not assign this Agreement or any interest it may have in the monies due hereunder, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion.
(b)
Lender may at any time assign this Agreement, the Note and other Loan Documents to any Eligible Assignee, and upon such assignment Lender shall have no further obligation or liability of any nature in connection herewith. Upon such assignment, the provisions of this Agreement shall continue to apply to the Loan and such Eligible Assignee shall be substituted in the, place and stead of Lender hereunder with all rights, obligations and remedies of Lender herein provided, including without limitation the right to so further assign this Agreement, the Note and other Loan Documents.

12.2.
Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail, shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

If to Lender:	WESTLAKE CAPITAL FINANCE, LLC
4751 Wilshire Boulevard, Suite 100
Los Angeles, California 90010
Attn: Todd Laruffa, Vice President

If to Borrower:	NICHOLAS FINANCIAL, INC.
2454 McMullen Booth Rd, Bldg C
Clearwater, Florida 33759
Attn:

with a copy to:	Hill Ward Henderson
101 E Kennedy Blvd, Suite 3700
Tampa, FL 33602
Attn: Zachary Watt

12.3.
Inconsistencies With the Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.
12.4.
No Waiver. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute a default under this Agreement.
12.5.
Incorporation of Preamble; Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated into this Agreement.
12.6.
Payment of Expenses. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan, including without limitation any actual fees incurred in connection with the Loan Documents, due diligence, fees of any consultants, Lender’s processing and closing fees, reasonable fees and expenses of Lender’s counsel, printing, photostatting and duplicating expenses, air freight charges, escrow fees, and fees for any appraisal, appraisal review, title search, title insurance, recording fees, and market or feasibility study required by Lender.

12.7.
Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, and its directors, officers, agents and employees, from and against any and all liability, expense or damage of any kind or nature actually sustained or incurred and from any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Borrower, whether in suit or not, arising out of this Agreement or in connection herewith, other than such claims and liabilities as arise from the gross negligence or intentional misconduct of Lender. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations on the part of Borrower under this Section 12.7 shall survive the closing of the Loan and the repayment thereof.
12.8.
Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by the Borrower or any employee or officer of the Borrower. The Borrower at its expense will promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or reasonably appropriate in connection therewith and as may be reasonably requested necessary to carry out the purposes of this Agreement.
12.9.
Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
12.10.
Brokers. Borrower and Lender represent to each other that none of them knows of any brokerage commissions or finders' fee due or claimed with respect to the transaction contemplated hereby, or, in the alternative, that Borrower has disclosed to Lender in writing any brokerage commissions or finders’ fee due or claims with respect to the transaction contemplated hereby, and that Borrower shall be solely responsible for such brokerage commissions or finders’ fee. Borrower and Lender shall indemnify and hold harmless the other party from and against any and all loss, damage, liability and expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.
12.11.
Change, Discharge, Termination or Waiver. No provision of this Agreement may be changed, discharged, terminated or waived except in writing signed by the party against whom enforcement of the chance, discharge, termination or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.
12.12.
Choice of Law; Venue. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles. Borrower submits to the personal jurisdiction and venue of the state courts of Los Angeles County, California, and agrees that any and all claims or disputes pertaining to this Agreement or any other Loan Document, or to any matter arising out of or related to this Agreement or any other Loan Document, initiated by Borrower against Lender, shall be brought in the state courts of Los Angeles County, California. Further, Borrower expressly consents to the jurisdiction and venue of the state courts of Los Angeles County, California, as to any legal or equitable action that may be brought in such court by Lender, and waives any objection based upon lack of personal jurisdiction, improper venue, or forum non-convenient with respect to any such action. Borrower acknowledges and agrees that Lender reserves the right to initiate and prosecute any action against Borrower in any court of competent jurisdiction, and Borrower consents to such forum as Lender may elect. Further, Borrower acknowledges and agrees that any preliminary or injunctive relief, claims or actions initiated by Lender due to Collateral location, including but not limited to, repossession, replevin, sequestration, or foreclosure, shall not preclude Lender from initiating any other claims or proceedings in any other venue, and Borrower expressly agrees that any and all claims or defenses that it may have with respect to Collateral location shall be exclusively subject to the venue elected by Lender. To the extent that Borrower initiates any claims or defenses contrary to the foregoing, Borrower expressly agrees to take all actions necessary to transfer venue in accordance with this section and to reimburse Lender for all costs, fees and reasonable attorneys’ fees in enforcing this section.

12.13.
Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.
12.14.
Time Is of the Essence. Time is of the essence of this Agreement.
12.15.
Attorneys' Fees. In the event of any dispute arising out of this Agreement or any action or proceeding to enforce the provisions of this Agreement, the prevailing party in such dispute, action or proceeding shall be entitled to recover from the losing party all costs and expenses incurred by the prevailing party in connection therewith, including without limitation court costs and reasonable attorneys' fees and expenses. The amount of any moneys so expended or obligations so incurred by Lender, together with interest thereon at the Default Interest Rate, shall be repaid to Lender forthwith upon written demand therefor.
12.16.
Joint and Several Liability. If Borrower consists of more than one (1) person or entity, each shall be jointly and severally liable to perform the obligations of Borrower.
12.17.
Dispute Resolution. This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.
12.17.1.
Jury Trial Waiver
1.1.1.
As permitted by applicable law, you and we each waive our respective rights to a trial before a jury in connection with any Dispute (as "Dispute" is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling judicial reference and staying or dismissing such litigation pending resolution ("Reference Order").
12.17.2.
Judicial Reference. If a claim, dispute, or controversy arises between us with respect to this Agreement, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Agreement (all of the foregoing, a "Dispute"), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. By agreeing to resolve a Dispute by judicial reference, you are giving up any right you may have to a jury trial, as well as other rights you would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.
(a)
The referee shall be a retired California state court judge licensed to practice law in the State of California with at least ten (10) years' experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b). The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

(b)
Disputes include matters relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, including but not limited to the validity, enforceability, meaning, or scope of this arbitration provision, and including a dispute based on or arising from an alleged tort or matters involving either of our employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, we each will consent to including the third party in the judicial reference proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.
(c)
After entry of a Reference Order, the non-moving party shall commence the proceedings as noted herein. The moving party shall, at its discretion, also be entitled to commence such proceedings, but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The referee will (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment, (ii) will render a decision and any award applying applicable law, (iii) give effect to any limitations period in determining any Dispute or defense, (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable, (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases, and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for judicial reference shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to judicial reference.
(d)
Judgment upon a referee's award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $1,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $1,000,000, the referee will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the referee within 30 days following the date of the award; if such a request is not made within that time period, the referee's decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an award shall be pursuant to the JAMS arbitration appellate rules shall apply.
(e)
Judicial reference under this provision concerns a transaction involving interstate commerce and shall be governed by the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, including without limitation the provisions of California Code of Civil Procedure Sections 640, 644 and 645. The provisions of this provision shall survive any termination, amendment, or expiration of this Agreement.
12.17.3.
Class Action Waiver. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.
12.17.4.
Reliance Waiver. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.
13.
RELEASE OF COLLATERAL. Except if Lender otherwise consents in writing, the Collateral, or any part thereof shall, not be released until all indebtedness and obligations of Borrower under the Loan Documents have been paid and performed in full.

14.
EXHIBITS. The following exhibits to this Agreement are fully incorporated herein as if set forth at length:

Exhibit "A" Compliance Certificate

Exhibit "B" Form of Promissory Note

Exhibit "C" Form of Borrowing Base Certificate

Exhibit "D" Form of Power of Attorney

[Signatures continued on the following pages.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BORROWER:

NICHOLAS FINANCIAL, INC.
a Florida corporation

By:	/s/ Michael Rost
Name:	Michael Rost
Title:	CEO

NICHOLAS DATA SERVICES, INC.:
a Florida corporation

By:	/s/ Michael Rost
Name:	Michael Rost
Title:	CEO

LENDER:

WESTLAKE CAPITAL FINANCE, LLC,
a California limited liability company

By:	/s/ Todd Laruffa
Name:	Todd Laruffa
Title:	Vice President

EXHIBIT "A"

Form of Compliance Certificate

WESTLAKE CAPITAL FINANCE, LLC

4751 Wilshire Blvd, Suite 100

Los Angeles, California 90010

Attn: Lowell Sandell

Re:

That certain Loan and Security Agreement dated as of January 19, 2023, as amended, modified, supplemented, restated, or renewed, from time to time, referred to in the singular as the "Agreement"), between [BORROWER #1] and [BORROWER #2] (collectively, "Borrower"), and WESTLAKE CAPITAL FINANCE, LLC, ("Lender").

Capitalized terms used in this Certificate (including schedules and other attachments hereto, this "Certificate") without definition have the meanings specified in the Agreement.

The undersigned hereby certifies to Lender that the information furnished in the attached financial statements and schedules, including without limitation each of the calculations contained therein, are true, correct and complete in all material respects as of the last day of the relevant fiscal periods (such statements shall be referred to herein as the "Financial Statements", and the specific time period covered thereby shall be referred to herein as the "reporting period") and for such reporting periods.

The undersigned hereby further certifies to the Lender that:

1.
Review of Condition. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of Borrower set forth in the Agreement and the Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the undersigned through the reporting periods.
2.
Representations and Warranties. The representations and warranties of each of the undersigned contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period, except as expressly noted on Schedule "A" hereto.
3.
Covenants. During the reporting period, each of the undersigned observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by each of the undersigned, except as expressly noted on Schedule "A" hereto.
4.
No Event of Default. To the undersigned's actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule "A" hereto.
5.
No Material Adverse Change. There has been no material adverse change in the financial condition of the undersigned, or any other person or entity shown on the Financial Statements submitted to Lender, which change Lender may reasonably determine to have a material adverse effect on (a) the business, operations or condition of the Receivables, or (b) the ability of the undersigned to pay or perform said party's obligations in accordance with the terms of the Loan Documents.

Exhibit "A" - Page 1	Loan Agreement

6.
Compliance with Financial Covenants. As shown in the attached compliance package prepared in conjunction with the Agreement, each of the undersigned is in full compliance with the financial covenants set forth in Section 8.14 of the Agreement.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of __________.

BORROWER:

NICHOLAS FINANCIAL INC.,
a Florida corporation

By:
Name:
Title:

NICHOLAS DATA SERVICES, INC.,
a Florida corporation

By:
Name:
Title:

Exhibit "A" - Page 2	Loan Agreement

EXHIBIT "B"

Promissory Note

[See Attached]

Exhibit "B" - Page 1	Loan Agreement

EXHIBIT "C"

Form of Borrowing Base Certificate

[See Attached]

Exhibit "C" - Page 1	Loan Agreement

EXHIBIT "D”

Form of Power of Attorney

[See Attached]

Exhibit "D" - Page 1	Loan Agreement

SCHEDULE 1

Loan-to-Value

LTV %	Advance Rate %
< [***]%	85.00%
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
> [***]%	[***]

SCHEDULE 1-Page 1	Loan Agreement

SCHEDULE 2

Collateral Performance Indicator

Collateral Performance Indicator	Advance Rate
Less than or equal to [***]%	85%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	[***]%
Greater than [***]% but less than or equal to [***]%	70%
Greater than [***]%	Event of Default

SCHEDULE 2-Page 1	Loan Agreement

SCHEDULE 3

[Reserved]

SCHEDULE 3-Page 1	Loan Agreement

SCHEDULE 4

Eligible Receivables

(a)
Receivables for which a payment is not more than fifty-nine (59) days past due on a contractual basis;
(b)
Receivables with both original and remaining term of not more than (72) months;
(c)
(a) Receivables with an original principal balance not exceeding Thirty-Five Thousand Dollars ($35,000);
(d)
Receivables that have not been (i) rewritten or (ii) amended to restructure an otherwise delinquent or problem account.
(e)
The (i) account results from the performance of services by the Borrower in the ordinary course of its business; (ii) account represents a genuine obligation of the account debtor for services performed for and accepted by the account debtor; (iii) account is not subject to a right of rescission, offset, defense or counterclaim; and (iv) account debtor has not notified Borrower that it is claiming any defense to payment of the account, whether well-founded or otherwise;
(f)
Receivables for which the purchase price has not been funded to the applicable dealer;
(g)
The account receivables are not subject to any adverse circumstances that would compromise the quality of the account receivable as an investment acceptable to Lender, including, but not limited to the account debtor (i) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under federal bankruptcy laws, (ii) admitted in writing or orally its inability to pay its debts as they become due, or become generally unable to pay its debts as they become due, (iii) made a total loss insurance claim with respect to the related receivable, or (iv) became insolvent;
(i)
Receivables not secured by a branded, salvage, rebuilt, wrecked, flood-damaged, Canadian import, gray market, commercial, government, or an inoperable vehicle;
(j)
(Receivables that do not cause the unadjusted weighted average loan to value of Eligible Receivables, as of the time of origination, to exceed the amounts permitted in Schedule 1, where loan to value is calculated as the percentage equivalent of a fraction the numerator of which is the outstanding amount financed of such Receivable and the denominator of which is the book value of the related Receivable and such book value is the wholesale value set forth by Black Book, or other reasonable source if unavailable;
(k)
Receivables for which Lender (or a custodian under a custodian agreement) has not received a valid Lien noting Borrower’s security interest thereon and provided a copy of such Lien and the related Contract to Lender, where not more than ninety (90) days after the origination of the Receivable have passed;
(l)
Receivables for which Borrower has not (i) received a valid title with the Lien of Borrower noted thereon and (ii) failed to provide such Lien to Lender within 15days after receipt of the Lien;
(m)
Receivables due from an officer, director, investor, employee, subsidiary or affiliate of Borrower;
(n)
Receivables due from an obligor who is not the obligor of any other ineligible Receivable;

SCHEDULE 4-Page 1	Loan Agreement

(o)
Receivables that have not been extended more than four (4) times with respect to any compromise, extension, rebate, adjustment, amendment or modification;
(p)
Receivable balances that are not unearned, including, but not limited to, unearned finance charges, discount and reserves;
(q)
Receivables that have not been repossessed voluntarily or involuntarily or are out for repossession;
(r)
Receivables that are not subject to actual of threatened arbitration or ligation;
(s)
Receivables which at the time of origination, the related obligor provided as its most recent billing address an address located in a state or one of the territories of the United States;
(t)
Receivables where the related obligor is domiciled in the United States or one of its territories;
(u)
Receivables not serviced, collected or enforced by a Person other than Borrower or Servicer without prior written consent of Lender; and
(v)
Receivables which, in Lender’s sole but reasonable discretion, constitute acceptable collateral.

SCHEDULE 4-Page 2	Loan Agreement

SCHEDULE 5

[Reserved]

SCHEDULE 5-Page 1	Loan Agreement

SCHEDULE 6

Permitted Liens

17838083v3

SCHEDULE 6-Page 1	Loan Agreement